Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR QUARTER AND NINE MONTHS ENDED MARCH 31, 2015

DANBURY, CT - April 23, 2015 – Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE: ETH) today reported operating results for the fiscal 2015 third quarter and nine month year to date periods ended March 31, 2015. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Third Quarter and Year-to-Date Highlights:

●	Quarterly Sales of $173.3 million Increase by 0.1%; Year to Date Sales of $561.0 million Increase by 2.4%.

●	Quarterly Gross Margin of 54.3%; Year to Date Gross Margin of 54.4%

●	Quarterly Adjusted Operating Income of $10.0 million or 5.8% of Sales; Year to Date Adjusted Operating Income of $50.6 million or 9.0% of Sales.

●	Quarterly Adjusted Earnings per Diluted Share (EPS) of $0.18; Year to Date Adjusted EPS of $0.99; GAAP Quarterly EPS of $0.09; GAAP Year to Date EPS of $0.84.

●	Retail Quarterly Comparable Written Sales Decrease by 0.4% (increase by 0.3% on a constant currency basis) and Total Written Sales Decrease by 0.7% (no decrease on a constant currency basis);

●	Retail Year to Date Comparable Written Sales Increase by 2.5%. Year to Date Total Written Sales Increase by 1.6%.

●	During the Quarter the Company Retired All Outstanding 5.375% Senior Notes; Repurchased $2.8 million of our Stock.

Highlights on Marketing and Operations:

●	Product Offerings: During the third quarter we began the second phase of our new product rollout strategy following the second quarter phase one launch of over 600 new product offerings.

●

Design Centers: The Design Center renovations are continuing, reflecting a fashionable and relaxed attitude. During the third quarter between the Company and our independent retailers we opened five new design centers and closed three.

●	Manufacturing and Logistics: Continuing focus on managing the transition to the new product offerings. Continued to invest in technology in our manufacturing operations.

●	Dividends: Paid dividends during the quarter of $3.5 million, 20% increase to prior year. Announced 16.7% further increase to the dividend on April 14, 2015.

●	Balance Sheet: During the quarter we replaced $129.4 million in 5 3/8% fixed rate debt with $75 million in variable rate debt tied to LIBOR and currently less than 2.0%.

Farooq Kathwari, Chairman and CEO commented, “During the third quarter we began phase two of our new product launch as planned and continued implementing many initiatives. We are freshening up our design centers and adding to our professional staff of retail management and over 1,500 interior designers in North America. Technology is being added at all levels with a major emphasis on our website. We are very focused on increasing our manufacturing in the United States and North America. Importantly, we are strengthening our merchandising programs with changing since last fall to this fall about 70% of our offerings.” Mr. Kathwari concluded, “As we have discussed, these initiatives are very important for the long-term, but there will be some disruption in the short-term due to continued sell off of floor samples, implementing new product through our manufacturing and increasing our operating expenses. We expect another six months of some disruption as we continue to strengthen our teams and invest in our marketing and manufacturing. Our focus is to position us to grow our sales, both in our design centers and by ecommerce.”

Fiscal 2015 Third Quarter Financial Results:

Consolidated net sales for the quarter ended March 31, 2015 increased 0.1% over the prior year to $173.3 million. The Company’s wholesale segment net sales increased 1.0%. The Company’s retail segment net sales decreased 1.8% to $129.5 million including a comparable design center net sales decrease of 0.4%.

Comparable written sales for the Retail Division decreased 0.4% for the third quarter of fiscal 2015 compared to the prior year third quarter (increased 0.3% on a constant currency basis), and total written sales for the Retail Division decreased 0.7% (no decrease on a constant currency basis) over the same prior year period. Constant currency basis reflects the unfavorable impact of the change in Canadian dollar and euro exchange rates. We operate eight design centers in Canada and Europe, and the strengthening of the U.S. dollar to the Canadian dollar and euro resulted in an average decrease for the retail segment of 0.7% in both net sales and written sales, and a 0.6% decrease in comparable written sales during the quarter.

Gross Margin for the quarter ended March 31, 2015 was 54.3% compared to 53.8% in the prior year quarter. Adjusted operating expenses of $84.1 million compared to $81.2 in the prior year quarter. Increased operating expenses were in part due to continued sell off of floor samples, implementing new product through our manufacturing and adding to our professional staff of retail management and interior designers.

Net income for the quarter ended March 31, 2015 was $2.5 million or $0.09 per diluted share compared with $5.3 million or $0.18 per diluted share in the prior year quarter. Excluding special items in both periods, adjusted earnings for the quarter were $0.18 per diluted share or $5.3 million compared to $0.22 per diluted share or $6.5 million in the prior year quarter.

Total debt of $77.8 million decreased $53.1 million, and working capital decreased $40.8 million from June 30, 2014 due to the early extinguishment of our 5 3/8% Senior Notes. We funded the extinguishment using $75.0 million of our senior secured revolving credit and term loan facility and $61 million from existing cash balances. Capital Expenditures were $17.5 million year to date at March 31, 2015 compared to $12.6 million prior year and inventories of $154.9 million increased $9.9 million as planned from March 31, 2014 in support of our new product launch and marketing initiatives.

Fiscal 2015 Year-to-Date Financial Results:

Year to date net sales were $561.0 million, up 2.4% from $547.8 million the prior year. Gross margin and adjusted operating profit margin were 54.4% and 9.0% respectively in both years. Net income for the nine months ended March 31, 2015 was $24.5 million or $0.84 per diluted share compared with $25.8 million or $0.88 per diluted share in the prior year comparable period. Adjusted net income year to date of $28.9 million increased 3.4% compared with $27.9 million the prior year period and our adjusted earnings per diluted share increased 4.2% for the nine months to date at $0.99 compared with $0.95 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 5:00 PM (Eastern) on Thursday, April 23rd to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-818-1223 with conference ID# 1653926.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant in each of Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2015 and fiscal 2014. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 (the “2014 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2014 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Nine Months Ended
	03/31/15	03/31/14	03/31/15	03/31/14

Net sales	$173.3	$173.1	$561.0	$547.8
Gross margin	54.3%	53.8%	54.4%	54.4%
Operating margin	5.3%	5.5%	8.4%	8.3%
Operating margin (excluding special items*)	5.8%	6.9%	9.0%	9.0%
Net income	$2.5	$5.3	$24.5	$25.8
Net income (excluding special items* and unusual income tax effects)	$5.3	$6.5	$28.9	$27.9
Operating cash flow	$12.0	$17.4	$22.5	$40.0
Capital expenditures	$4.4	$4.0	$17.5	$12.6
Acquisitions	$0.0	$0.0	$2.0	$0.0
Treasury stock repurchases	$2.8	$0.0	$2.8	$0.0

EBITDA	$10.3	$14.1	$57.8	$58.5
EBITDA as % of net sales	6.0%	8.1%	10.3%	10.7%

EBITDA (excluding special items*)	$14.8	$16.5	$64.8	$62.5
EBITDA as % of net sales (excluding special items*)	8.6%	9.5%	11.6%	11.4%

Selected Financial Data by Business Segment:
	Three Months Ended		Nine Months Ended
	03/31/15	03/31/14	03/31/15	03/31/14
Retail
Net sales	$129.5	$131.8	$427.7	$425.1
Operating margin	-4.0%	-1.2%	-0.1%	0.6%
Operating margin (excluding special items*)	-3.3%	0.6%	0.3%	1.5%

Wholesale
Net sales	$112.3	$111.1	$353.1	$337.5
Operating margin	12.9%	11.7%	13.9%	12.9%
Operating margin (excluding special items*)	12.9%	11.7%	14.3%	12.9%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Nine Months Ended
	03/31/15	03/31/14	03/31/15	03/31/14

Net sales	$173,259	$173,061	$561,032	$547,824
Cost of sales	79,149	79,931	256,045	249,952
Gross profit	94,110	93,130	304,987	297,872
Selling, general and administrative expenses	84,884	83,578	257,631	252,526
Operating income	9,226	9,552	47,356	45,346
Interest and other income (expense)	(3,594)	103	(3,362)	228
Interest expense	1,699	1,870	5,470	5,614
Income before income taxes	3,933	7,785	38,524	39,960
Income tax expense	1,397	2,527	14,071	14,113
Net income	$2,536	$5,258	$24,453	$25,847

Basic earnings per common share:
Net income per basic share	$0.09	$0.18	$0.85	$0.89
Basic weighted average shares outstanding	28,925	28,920	28,927	28,916

Diluted earnings per common share:
Net income per diluted share	$0.09	$0.18	$0.84	$0.88
Diluted weighted average shares outstanding	29,242	29,271	29,262	29,284

Comprehensive income:
Net income	$2,536	$5,258	$24,453	$25,847
Other comprehensive income
Currency translation adjustment	(972)	142	(3,058)	126
Other	29	31	67	91
Other comprehensive income (loss) net of tax	(943)	173	(2,991)	217
Comprehensive income	$1,593	$5,431	$21,462	$26,064

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	March 31,	June 30,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$58,436	$109,176
Marketable securities	6,379	18,153
Accounts receivable, net	16,280	12,426
Inventories	154,933	146,275
Prepaid expenses & other current assets	29,315	19,599
Total current assets	265,343	305,629

Property, plant and equipment, net	283,531	288,156
Intangible assets, net	45,128	45,128
Restricted cash and investments	8,009	8,507
Other assets	7,027	7,014

Total Assets	$609,038	$654,434

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	2,778	501
Customer deposits	66,630	59,684
Accounts payable	18,900	24,320
Accrued expenses & other current liabilities	48,245	51,542
Total current liabilities	136,553	136,047

Long-term debt	75,044	130,411
Other long-term liabilities	21,318	20,509
Total liabilities	232,915	286,967

Shareholders' equity:
Common stock	489	486
Additional paid-in-capital	371,279	365,733
Less: Treasury stock	(591,908)	(584,041)
Retained earnings	598,385	584,395
Accumulated other comprehensive income	(2,386)	642
Total Ethan Allen Interiors Inc. shareholders' equity	375,859	367,215
Non-controlling interests	264	252
Total shareholders' equity	376,123	367,467

Total Liabilities and Shareholders' Equity	$609,038	$654,434

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Nine Months Ended March 31, 2015 and 2014

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net Income / Earnings Per Share
Net income	$2,536	$5,258	$24,453	$25,847
Special items net of related tax effects*	2,849	1,531	4,427	2,553
Unusual income tax effects	(38)	(315)	10	(472)
Net income (excluding special items* and Unusual income tax effects)	$5,347	$6,474	$28,890	$27,928
Diluted weighted average shares outstanding	29,242	29,271	29,262	29,284
Earnings per diluted share	$0.09	$0.18	$0.84	$0.88
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.18	$0.22	$0.99	$0.95

Consolidated Operating Income / Operating Margin
Operating income	$9,226	$9,552	$47,356	$45,346
Add: special items*	797	2,411	3,282	4,021
Operating income (excluding special items*)	$10,023	$11,963	$50,638	$49,367

Net sales	$173,259	$173,061	$561,032	$547,824
Operating margin	5.3%	5.5%	8.4%	8.3%
Operating margin (excluding special items*)	5.8%	6.9%	9.0%	9.0%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$14,450	$13,009	$49,147	$43,507
Add: special items	-	-	1,419	-
Wholesale operating income (excluding special items*)	$14,450	$13,009	$50,566	$43,507
Wholesale net sales	$112,265	$111,143	$353,075	$337,474
Wholesale operating margin	12.9%	11.7%	13.9%	12.9%
Wholesale operating margin (excluding special items*)	12.9%	11.7%	14.3%	12.9%
Retail Operating Income / Operating Margin
Retail operating income	$(5,126)	$(1,591)	$(411)	$2,411
Add: special items	797	2,411	1,863	4,021
Retail operating income (excluding special items*)	$(4,329)	$820	$1,452	$6,432
Retail net sales	$129,460	$131,813	$427,710	$425,136
Retail operating margin	-4.0%	-1.2%	-0.1%	0.6%
Retail operating margin (excluding special items*)	-3.3%	0.6%	0.3%	1.5%

*Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Nine Months Ended March 31, 2015 and 2014

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

EBITDA
Net income	$2,536	$5,258	$24,453	$25,847
Add: interest expense, net	1,582	1,739	5,101	5,239
Income tax expense	1,397	2,527	14,071	14,113
Depreciation and amortization	4,820	4,577	14,214	13,276
EBITDA	$10,335	$14,101	$57,839	$58,475
Net sales	$173,259	$173,061	$561,032	$547,824
EBITDA as % of net sales	6.0%	8.1%	10.3%	10.7%

EBITDA	$10,335	$14,101	$57,839	$58,475
Add: special items*	4,487	2,411	6,972	4,021
EBITDA (excluding special items)	$14,822	$16,512	$64,811	$62,496
Net sales	$173,259	$173,061	$561,032	$547,824
EBITDA as % of net sales (excluding special items)	8.6%	9.5%	11.6%	11.4%
*Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.